Exhibit 99.1

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated costs and expenses payable by us in connection with the issuance and distribution of $500,000,000 aggregate principal amount of 5.65% First Mortgage Bonds due 2018 and $300,000,000 aggregate principal amount of 6.35% First Mortgage Bonds due 2038 being registered pursuant to our Registration Statement on Form S-3ASR (Registration No. 333-148662), as supplemented, other than underwriting discounts and commissions, are set forth as follows:

Registration fee(1)	$31,440
Legal fees and expenses	100,000
Accounting fees and expenses	115,000
Trustee fees	20,000
Rating agency fees	200,000
Indenture recording fees	30,000
Blue sky expenses	25,000
Printing and delivery of registration statement, prospectus, certificates, etc.	20,000
Miscellaneous expenses	33,560
Total	$575,000

(1) The registrant has already paid $32,100 with respect to unsold securities previously registered under Registration Statement No. 333-140661. Of this previously paid registration fee, $31,440 will be applied in lieu of the registration fee due in connection with the issuance of $800,000,000 aggregate principal amount of Additional Bonds under this registration statement pursuant to Rule 457(p) under the Securities Act of 1933.